Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-88676, 333-09565, and 333-157384 on Form S-8 of First Keystone Financial, Inc. and Registration No. 333-141970 on Form S-3 of First Keystone Financial, Inc. of our report dated December 18, 2009, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2009.

Wexford, PA

December 18, 2009